Press Release

9 Meters Biopharma Announces Closing of $5 Million Registered Direct Offering
Priced At-The-Market Under Nasdaq Rules

RALEIGH, NC / ACCESSWIRE / March 15, 2023 / 9 Meters Biopharma, Inc. (NASDAQ: NMTR), a clinical-stage company pioneering novel treatments for people with rare or debilitating digestive diseases, announced today the closing of its previously announced registered direct offering of 3,125,000 shares of the Company’s common stock (or common stock equivalents) and warrants to purchase 6,250,000 shares of common stock at a combined purchase price of $1.60 per share of common stock (or common stock equivalent) and accompanying warrant priced at-the-market under Nasdaq rules. The warrants have an exercise price of $1.35 per share, are immediately exercisable, and expire three and one-half years following the date of issuance.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds to 9 Meters from the public offering were approximately $5 million. The Company intends to use the net proceeds of this offering, together with other available funds, to support the clinical development of vurolenatide for the treatment of short bowel syndrome, to fund the development of the Company’s other pipeline programs, as well as for working capital and general corporate purposes.

The offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-249268) that was declared effective by the Securities and Exchange Commission (the “SEC”) on October 9, 2020. A prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website, located at www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 865-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About 9 Meters Biopharma

9 Meters Biopharma, Inc. is a clinical-stage company pioneering novel treatments for people with rare digestive diseases, GI conditions with unmet needs, and debilitating disorders in which the biology of the gut is a contributing factor. 9 Meters is developing vurolenatide, a proprietary long-acting GLP-1 agonist, for SBS, and several near clinical-stage assets including NM-136 for obesity disorders.

Press Release

Forward-Looking Statements

This press release includes forward-looking statements based upon 9 Meters' current expectations. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, anticipated milestones, and any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation: our expected use of the net proceeds from the offering; our need to raise additional capital after this offering to fund our operations for at least the next 12 months as a going concern and need to raise additional capital to advance our product candidates and preclinical programs, including in light of current stock market conditions; uncertainties associated with the clinical development and regulatory approval of product candidates, including in light of our recent and ongoing FDA communications; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; our ability to successfully implement our strategic plans; risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; intellectual property risks; the impact of COVID-19 on our operations, including enrollment in and timing of clinical trials; risk of delisting from Nasdaq; reliance on collaborators; reliance on research and development partners; risks related to cybersecurity and data privacy; and risks associated with acquiring and developing additional compounds. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled "Risk Factors" in 9 Meters' Annual Report on Form 10-K for the year ended December 31, 2021, 9 Meters’ Quarterly Report on Form 10-Q for the three months ended September 30, 2022, and in other filings that 9 Meters has made and future filings 9 Meters will make with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. 9 Meters expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

Corporate Contact
Al Medwar
SVP, Investor Relations & Corporate Communications
9 Meters Biopharma, Inc.
investor-relations@9meters.com